As filed with the Securities and Exchange Commission on April 24, 2003

                                                      Registration No. 333-_____
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                               ------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                               ------------------
                               ACADIA REALTY TRUST
             (Exact Name of Registrant as Specified in Its Charter)


                Maryland                                  23-2715194
        (State or Other Jurisdiction                   (I.R.S. Employer
      of Incorporation or Organization)             Identification Number)


                            20 Soundview Marketplace
                         Port Washington, New York 11050
                                 (516) 767-8830
    (Address, Including Zip Code, and Telephone Number, Including Area Code,
                  of Registrant's Principal Executive Offices)

          Kenneth F. Bernstein                        With copies to:
           Acadia Realty Trust                    Mark Schonberger, Esq.
        20 Soundview Marketplace           Paul, Hastings, Janofsky & Walker LLP
     Port Washington, New York 11050                75 East 55th Street
             (516) 767-8830                      New York, New York 10022
     (Name, Address, Including Zip Code,              (212) 318-6000
       and Telephone Number, Including
       Area Code, of Agent For Service)


      Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

                               ------------------

    If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|
    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering. |_|
    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                               ------------------


                         CALCULATION OF REGISTRATION FEE

====================================================================================================================================

                                                                        Proposed Maximum   Proposed Maximum
  Title of each class of securities                     Amount to Be     Offering Price        Aggregate           Amount of
        to be registered                                 Registered        Per Unit (1)    Offering Price (1)   Registration Fee (1)
====================================================================================================================================
Common shares of beneficial interest, par value $.001       N/A               N/A             $75,000,000           $6,067.50
   per share
Preferred shares of beneficial interest
====================================================================================================================================

 1.Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, and based upon the maximum aggregate offering price of all securities being registered.
 2.Such indeterminate number of shares as may from time to time be issued at indeterminate prices registered hereunder.


The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant will file a further amendment which specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.


================================================================================

The information contained in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where such offer or sale is not permitted.

================================================================================

                   Preliminary Prospectus Dated _______, 2003
                              Subject to Completion
                                   $75,000,000

                               ACADIA REALTY TRUST
                              ---------------------

               Common and Preferred Shares of Beneficial Interest


        We may offer, from time to time:

        o     common shares of beneficial interest, par value $0.001 per share;
              and

        o     preferred shares of beneficial interest.

        For each type of securities listed above, the amount, price and terms will be determined at or prior to the time of sale.

        The specific terms of these securities will be set forth in one or more supplements to this prospectus, which will also contain information, where appropriate, about the risk factors and federal income tax considerations relating to these securities. You should read this prospectus and any accompanying prospectus supplement carefully before you purchase our securities.

        We may sell these securities directly to investors or to or through underwriters, dealers or agents. More information about the way we will distribute these securities is in the prospectus under the heading "Plan of Distribution" on page 7. This prospectus may not be used to sell any of these securities unless accompanied by a prospectus supplement.

                      ------------------------------------


        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                      ------------------------------------


                   The date of this prospectus is _____, 2003


================================================================================

                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----


INFORMATION ABOUT THIS PROSPECTUS..............................................1
FORWARD-LOOKING INFORMATION....................................................1
OUR COMPANY....................................................................2
DESCRIPTION OF OUR SHARES......................................................3
USE OF PROCEEDS................................................................8
INTERESTS OF NAMED EXPERTS AND COUNSEL.........................................8
PLAN OF DISTRIBUTION...........................................................8
RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE
     DIVIDENDS.................................................................9
EXPERTS........................................................................9
LEGAL MATTERS..................................................................9
WHERE YOU CAN FIND MORE INFORMATION...........................................10
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................10

                        INFORMATION ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission ("SEC") using a "shelf" registration process. Under this shelf process, we may sell in one or more offerings, our equity securities with an aggregate public offering price of up to $75,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Before you invest, you should read both this prospectus and the applicable prospectus supplement together with the additional information described in this prospectus under the headings "Where You Can Find More Information" on page 9 and "Incorporation of Certain Documents by Reference" on page 9.

                           FORWARD-LOOKING INFORMATION

        Certain information both included and incorporated by reference in this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and as such may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations are generally identifiable by use of the words "may," "will," "should," "expect," "anticipate," "estimate," "believe," "intend" or "project" or the negative thereof or other variations thereon or comparable terminology. Factors which could have a material adverse effect on the operations and future prospects of our Company include, but are not limited to those set forth under the heading "Risk Factors" in any supplement to this prospectus. These risks and uncertainties should be considered in evaluating any forward-looking statements contained or incorporated by reference herein.

        You should rely only on the information incorporated by reference or provided in this prospectus and any accompanying prospectus supplement. We have not authorized anyone to provide you with additional information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus or the accompanying prospectus supplement is accurate as of any date other than the date of this prospectus or the accompanying prospectus supplement.

        Throughout this prospectus, the terms "Company," "we," "our" and "us," are all used in reference to Acadia Realty Trust, except as the context otherwise requires.



                                   OUR COMPANY

        We are Acadia Realty Trust (formerly known as Mark Centers Trust), a Maryland real estate investment trust ("REIT") formed on March 4, 1993. We are a fully integrated, self-managed and self-administered equity REIT focused primarily on the ownership, acquisition, redevelopment and management of neighborhood and community shopping centers. All of our assets are held by, and all of our operations are conducted through, Acadia Realty Limited Partnership, a Delaware limited partnership formerly known as Mark Centers Limited Partnership. We refer to Acadia Realty Limited Partnership and its majority-owned subsidiaries as the "Operating Partnership" throughout this prospectus. As of the date of this prospectus, we controlled 90% of the Operating Partnership as the sole general partner. The limited partners represent entities or individuals who contributed their interests in certain properties or partnerships to the Operating Partnership in exchange for common or preferred units of limited partnership interest, which we refer to as "OP
Units." The common OP Units are exchangeable for our common shares on a one-for-one basis, subject to adjustment for certain events.

        We currently operate 62 properties which we own or have an ownership interest in, consisting of 58 neighborhood and community shipping centers, one enclosed mall, one mixed-use property (retail/residential) and two multifamily properties, all of which are located in the Northeast, Mid-Atlantic and Midwest United States, totaling approximately 9.0 million square feet.

        Our primary business objective is to acquire and manage commercial retail properties that will provide cash for distributions to our shareholders while also creating potential for capital appreciation to enhance investor returns. Currently, the primary conduit for our acquisition program is through a newly-formed joint venture, the Acadia Strategic Opportunity Fund, LP, which we and four of our institutional shareholders formed in September 2001. Initially, the investors committed $70 million. We committed an additional $20 million of investor capital to the venture and will be entitled to receive standard management, construction and leasing fees with respect to properties acquired by the joint venture. In addition, we are entitled to an asset management fee equal to 1.5% of the capital committed as well as an incentive payment of 20% after the return of all investor capital with a 9% preferred return.

        We have elected to be treated as a REIT for federal income tax purposes. This treatment permits us to deduct dividend distributions to our shareholders for federal income tax purposes, thus effectively eliminating the "double taxation" that generally results when a corporation earns income and distributes that income to its shareholders by way of dividends. In order to maintain our status as a REIT, we must comply with a number of requirements under federal income tax law. See "Risk Factors" and "Certain Federal Income Tax Considerations" in the supplement relating to this prospectus.

        Investing in our securities involves various risks. In considering whether to purchase our securities, you should carefully consider the matters discussed under "Risk Factors" in the supplement relating to this prospectus.

        Our principal executive offices are located at 20 Soundview Marketplace, Port Washington, New York, 10050, and our telephone number is (516) 767-8830.



                            DESCRIPTION OF OUR SHARES

        The following description of our shares does not purport to be complete and is qualified in its entirety by reference to applicable Maryland law, and to provisions of our declaration of trust, as amended and restated, copies of which are exhibits to the registration statement of which this prospectus is a part. See "Where You Can Find More Information," on page 9.

        Overview

        Under our declaration of trust, our board of trustees has the authority to issue 100,000,000 shares of beneficial interest in our Company, consisting of common shares, preferred shares and other types or classes of securities (including debt securities) representing a beneficial interest in our Company.

        As of the date of this prospectus, our issued and outstanding shares of beneficial interest consist of 25,561,216 common shares. There are also issued and outstanding, 2,894,033 OP Units convertible into our common shares on a one-for-one basis and 2,212 convertible preferred OP Units convertible into OP Units at a conversion price of $7.50 per share based on a stated value of $1,000 per preferred OP Unit. The convertible preferred OP Units have a distribution preference and entitle the holder thereof to a 9% dividend yield. We do not currently have any preferred shares issued and outstanding.

        Subject to the New York Stock Exchange rules which require shareholder approval for certain issuances of securities, we may issue shares from time to time in one or more series, generally without shareholder approval, with such preferences, conversion and other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption as are permitted by Maryland law and as established by our board of trustees.

        The following description sets forth certain general terms and provisions of our shares to which a supplement to this prospectus may relate. The particular terms of the shares being offered and the extent to which such general provisions may apply will be described in the applicable supplement to this prospectus relating to such shares. If so indicated in the applicable supplement to this prospectus, the terms of any series of shares may differ from the terms set forth below, except those terms required by our declaration of trust. The statements below describing our shares are subject to and qualified by reference to the applicable provisions of our declaration of trust.

        General Description of our Common Shares

        General. Unless otherwise provided for in the applicable supplement to this prospectus, our common shares have equal dividend, liquidation and other rights, and have no preference, exchange or appraisal rights, except for any appraisal rights provided by Maryland law. Holders of our common shares have no conversion, sinking fund or redemption rights, or preemptive rights to subscribe for any of our securities.

        Distributions. Holders of our common shares may receive distributions out of assets that we can legally use to pay distributions, when and if they are authorized and declared by our board of trustees. Each common shareholder shares in the same proportion as other common shareholders out of the assets that we can legally use to pay distributions after we pay or make adequate provision for all of our known debts and liabilities in the event we are liquidated, dissolved or our affairs are wound up.

        Voting Rights. Holders of our common shares have the power to vote on all matters presented to our common shareholders, including the election of trustees, except as otherwise provided by Maryland law. Our declaration of trust prohibits us from merging, if we are not the surviving entity, or selling all or substantially all of our assets without the approval of two-thirds of the outstanding shares that are entitled to vote on such matters; all other mergers or consolidations require approval of a majority of the outstanding shares that are entitled to vote on such matters. Holders of our common shares are entitled to one vote per share.

        There is no cumulative voting in the election of our trustees, which means that holders of more than 50% of the common shares voting for the election of trustees can elect all of the trustees if they choose to do so and the holders of the remaining shares cannot elect any trustees.

        Restrictions on Transfer. To qualify as a REIT under the Internal Revenue Code of 1986, we must satisfy certain ownership requirements. Specifically, not more than 50% in value of our outstanding common shares may be owned, directly or indirectly, by five or fewer individuals (as defined in the Internal Revenue Code of 1986 to include certain entities) during the last half of a taxable year, and the common shares must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of twelve months or during a proportionate part of a shorter taxable year. We must also satisfy certain income requirements to maintain our REIT status. One such requirement is that at least 75% of our Company's gross income for each calendar year must consist of rents from real property and income from certain other real property investments. This is complicated by the fact that the rents received by the Operating Partnership will not qualify as rents from real property if we own, actually or constructively, 10% or more of the ownership interests in our lessees, within the meaning of section 856(d)(2)(B) of the Internal Revenue Code of 1986, as amended. See "Federal Income Tax Considerations," in the applicable supplement to this prospectus.

        Because our board of trustees believes it is essential for us to continue to qualify as a REIT, our declaration of trust contains provisions aimed at satisfying the requirements described above. In regard to the ownership requirements, our declaration of trust provides that subject to certain exceptions, no person may own, or be deemed to own by virtue of the attribution provisions of the Internal Revenue Code of 1986, more than 4% of our outstanding common shares. Our trustees may waive this 4% limitation if evidence satisfactory to them or our tax counsel is presented that such ownership will not jeopardize our status as a REIT. As a condition of such waiver, our trustees may require opinions of counsel satisfactory to them and/or an undertaking from the applicant with respect to preserving our REIT status.

        The trustees of Mark Centers Trust waived the 4% ownership limitation in August 1998 when certain affiliates of RD Capital, Inc. received shares in consideration of their contribution to Mark Center Limited Partnership. Our trustees waived the 4% ownership limitation in January 2002, when they permitted Yale University to acquire 2,266,667 common shares. As a condition to allowing the acquisition, a voting trust was created whereby all shares that Yale University owns in excess of 30% of our outstanding common shares will be voted in the same proportion as all other shares voted, excluding Yale. Our trustees permitted investors owning in excess of 4% of the trust's outstanding shares to acquire additional shares on three other occasions through open market purchases transacted during specified three-month windows.

        In addition, our declaration of trust provides that any purported transfer or issuance of shares or securities transferable into shares which would (i) violate the 4% limitation described above, (ii) result in shares being owned by fewer than 100 persons for purposes of the REIT provisions of the Internal Revenue Code of 1986, (iii) result in our Company being "closely held" with the meaning of Section 856(h) of the Internal Revenue Code of 1986, or (iv) otherwise jeopardize our REIT status under the Internal Revenue Code (including a transfer which would cause us to own, actually or constructively, 9.8% or more of the ownership interests in one of our lessees) will be null and void ab initio (from the beginning). Moreover, common shares transferred, or proposed to be transferred, in contravention of the above will be subject to purchase by us at a price equal to the lesser of (i) the price stipulated in the challenged transaction and (ii) the fair market value of such shares (determined in accordance with the rules set forth in our declaration of trust).

        All certificates representing the common shares bear a legend referring to the restrictions described above.

        The ownership limitations described above could have the effect of delaying, deferring or preventing a takeover or other transaction in which holders of some, or a majority, of common shares might receive a premium for their shares over the then prevailing market price or which such holders might believe to be otherwise in their best interest.

        Transfer Agent and Registrar. The transfer agent and registrar for our common shares will be set forth in the applicable supplement to this prospectus.

        General Description of our Preferred Shares

        General. Subject to limitations prescribed by Maryland law and our trust agreement, our board of trustees is authorized to issue one or more series of preferred shares from time to time and, with respect to any such series, to fix the designations, numbers, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms or conditions of redemption of such series.

        Reference is made to any supplement to this prospectus relating to the preferred shares offered thereby for specific items, including:

        o     The title and stated value of such preferred shares;

        o The number of shares of such preferred shares offered, the liquidation preference per share and the offering price of such preferred shares;

        o The distribution rate(s), period(s), and/or payment date(s) or method(s) of calculation thereof applicable to such preferred shares;

        o The date from which distributions on such preferred shares shall accumulate, if applicable;

        o The procedures for any auction and remarketing, if any, for such preferred shares;

        o The provisions for a sinking fund, if any, for such preferred shares;

        o The provision for redemption, if applicable, of such preferred shares;

        o     Any listing of such preferred shares on any securities exchange;

        o The terms and conditions, if applicable, upon which such preferred shares will be convertible into common shares, including the conversion price (or manner of calculation thereof);

        o A discussion of federal income tax considerations applicable to such preferred shares;

        o The relative ranking and preferences of such preferred shares as to distribution rights (including whether any liquidation preference as to the preferred shares will be treated as a liability for purposes of determining the availability of assets for distributions to holders of shares ranking junior to the preferred shares as to distribution rights) and rights upon our liquidation or winding up of our affairs;

        o Any limitations on issuance of any series of preferred shares ranking senior to or on a parity with such series of preferred shares as to distribution rights and rights upon the liquidation, dissolution or winding up of our affairs; and

        o Any other specific terms, preferences, rights, limitations or restrictions of such preferred shares.

        Rank. Unless otherwise indicated in the applicable supplement to this prospectus, our preferred shares rank, with respect to payment of distributions and rights upon our liquidation, dissolution or winding up, and allocation of our earnings and losses:

        o senior to all classes or series of common shares, and to all equity securities ranking junior to such preferred shares;

        o on a parity with all equity securities issued by us, the terms of which specifically provide that such equity securities rank on a parity with the preferred shares; and

        o junior to all equity securities issued by us, the terms of which specifically provide that such equity securities rank senior to the preferred shares.

        Distributions. Subject to any preferential rights of any outstanding shares or series of shares, our preferred shareholders are entitled to receive distributions, when and as authorized by our board of trustees, out of legally available funds, and share pro rata based on the number of preferred shares, common shares and other parity equity securities outstanding. Distributions will be made at such rates and on such dates as will be set forth in the applicable supplement to this prospectus.

        Voting Rights. Unless otherwise indicated in the applicable supplement to this prospectus, holders of our preferred shares will not have any voting rights.

        Liquidation Preference. Upon the voluntary or involuntary liquidation, dissolution or winding up of our affairs, then, before any distribution or payment shall be made to the holders of any common shares or any other class or series of shares ranking junior to the preferred shares in our distribution of assets upon any liquidation, dissolution or winding up, the holders of each series of preferred shares are entitled to receive, after payment or provision for payment of our debts and other liabilities, out of our assets legally available for distribution to shareholders, liquidating distributions in the amount of the liquidation preference per share (set forth in the applicable supplement to this prospectus), plus an amount, if applicable, equal to all distributions accrued and unpaid thereon (which shall not include any accumulation in respect of unpaid distributions for prior distribution periods if such preferred shares do not have a cumulative distribution). After payment of the full amount of the liquidating distributions to which they are entitled, the holders of preferred shares will have no right or claim to any of our remaining assets. In the event that, upon any such of our voluntary or involuntary liquidation, dissolution or winding up, the legally available assets are insufficient to pay the amount of the liquidating distributions on all of our outstanding preferred shares and the corresponding amounts payable on all of our shares of other classes or series of equity security ranking on a parity with the preferred shares in the distribution of assets upon liquidation, dissolution or winding up, then the holders of our preferred shares and all other such classes or series of equity securities shall share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

        If the liquidating distributions are made in full to all holders of preferred shares, our remaining assets shall be distributed among the holders of any other classes or series of equity security ranking junior to the preferred shares upon our liquidation, dissolution or winding up, according to their respective rights and preferences and in each case according to their respective number of shares.

        Conversion Rights. The terms and conditions, if any, upon which shares of any series of preferred shares are convertible into common shares will be set forth in the applicable supplement to this prospectus. Such terms will include the number of common shares into which the preferred shares are convertible, the conversion price (or manner of calculation thereof), the conversion period, provisions as to whether conversion will be at the option of the holders of the preferred shares or us, the events requiring an adjustment of the conversion price and provisions affecting conversion in the event of the redemption of such preferred shares.

        Redemption. If so provided in the applicable supplement to this prospectus, our preferred shares will be subject to mandatory redemption or redemption at our option, in whole or in part, in each case upon the terms, at the times and at the redemption prices set forth in such supplement to this prospectus.

        Registrar and Transfer Agent. The registrar and transfer agent for our preferred shares will be set forth in the applicable supplement to this prospectus.

                                 USE OF PROCEEDS

        Unless otherwise described in a supplement to this prospectus, we expect to use the net proceeds of the sale of our securities primarily to acquire, redevelop and manage commercial retail properties, as described in detail in the prospectus supplement depending upon the circumstances at the time of the related offering, and for other general Company purposes. Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of such offering and will be described in the related supplement to this prospectus.

                     INTERESTS OF NAMED EXPERTS AND COUNSEL

        Martin L. Edelman, one of our trustees, is counsel to the law firm of Paul, Hastings, Janofsky & Walker LLP. Paul Hastings is rendering an opinion as to certain tax matters in the registration statement of which this prospectus is a part.

                              PLAN OF DISTRIBUTION

        We may sell our securities in or outside the United States to or through underwriters or dealers, through agents or directly to other purchasers. The applicable supplement to this prospectus with respect to our securities, will set forth the terms of the offering of our securities, including the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting underwriter compensation, any discounts or concessions allowed or reallowed or paid to dealers, and any securities exchanges on which the securities may be listed.

        Our securities may be sold directly by us or through agents designated by us from time to time at fixed prices, which may be changed. Any agent involved in the offer or sale of our securities will be named, and any commissions payable by us to such agent will be set forth, in the supplement to this prospectus relating thereto.

        The distribution of our securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, or at negotiated prices.

        In connection with the sale of our securities, underwriters or agents may receive compensation from us or from purchasers of our securities, for whom they may act as agents, in the form of discounts, concessions or commissions. Underwriters may sell our securities to or through dealers, and such dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of our securities may be deemed to be underwriters under the Securities Act, and any discounts or commissions they receive from us and any profit on the resale of our securities they realize may be deemed to be underwriting discounts and commissions under the Securities Act. Any such underwriter or agent will be identified, and any such compensation received from us will be described, in the applicable supplement to this prospectus. Unless otherwise set forth in the supplement to this prospectus relating thereto, the obligations of the underwriters or agents to purchase our securities will be subject to conditions precedent and the underwriters will be obligated to purchase all our securities if any are purchased. The public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

        Any  securities   sold  pursuant  to  this   prospectus  and  applicable
prospectus supplement, will be approved for trading, upon notice of issuance, on the New York Stock Exchange.

        Under agreements into which we may enter, underwriters, dealers and agents who participate in the distribution of our securities may be entitled to indemnification by us against and contribution toward certain liabilities, including liabilities under the Securities Act.

        Underwriters, dealers and agents may engage in transactions with, or perform services for, us in the ordinary course of business.

        In order to comply with the securities laws of certain states, if applicable, our securities will be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERENCE DIVIDENDS

        The following table sets forth our historical ratio of earnings to combined fixed charges and preference dividends for the periods indicated:


                               Year Ended December 31,
                               -----------------------

                1998          1999       2000        2001        2002
              ------------------------------------------------------------

                0.23          1.34       1.41        1.53        2.00
              ============================================================


        For the purposes of computing the ratio of earnings to fixed charges and preference dividends, earnings were calculated using income before minority interests, adding back total fixed charges less preference security dividend requirements of consolidated subsidiaries. Fixed charges consist of interest expense, minority interest in income of subsidiary, recurring fees and amortization of capitalized costs related to indebtedness and preference security dividend requirements of consolidated subsidiaries. Other than in 1998, there are no years in which earnings were insufficient to cover combined fixed charges and preference dividends. In 1998, earnings were adversely affected by certain non-recurring charges associated with the acquisition of properties and issuance of common shares and OP Units to affiliates of RD Capital, Inc., as well as expenses recognized in connection with the settlement of certain litigation.

                                     EXPERTS

        Our consolidated financial statements incorporated in this prospectus by reference from our Annual Report on Form 10-K for the year ended December 31, 2002 have been audited by Ernst & Young LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                  LEGAL MATTERS

        Certain legal matters will be passed upon for us by Paul, Hastings, Janofsky & Walker LLP, New York, New York. The validity of the securities will be passed upon for us by Berliner, Corcoran & Rowe L.L.P., Washington, DC.

                       WHERE YOU CAN FIND MORE INFORMATION


        We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). As a result, we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission ("SEC"). You may read and copy any document we file at the SEC's regional offices at Citigroup Center, 500 West Madison Street, Room 1400, Chicago, Illinois 60661-2511. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Rooms. The SEC maintains an internet site that contains reports, proxy and information statements, and other information that we file electronically with the SEC and which are available at the SEC's web site at: http://www.sec.gov.

        We have filed with the SEC a registration statement on Form S-3 under the Securities Act to register the shares offered by this prospectus. This prospectus is part of the registration statement. This prospectus does not contain all the information contained in the registration statement because we have omitted certain parts of the registration statement in accordance with the rules and regulations of the SEC. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC's web site listed above.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange
Act:

        o Our Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed with the SEC on March 28, 2003 (SEC File No. 001-12002);

        o The description of our common shares of beneficial interest contained in our registration statement on Form 8-A together with all amendments and reports updating such description dated May 21, 1993 (SEC File No. 33-6008).

        You may request a copy of these filings (not including the exhibits to such documents unless the exhibits are specifically incorporated by reference in the information contained in this prospectus), at no cost, by writing or telephoning us at the following address:

                               Acadia Realty Trust

                            20 Soundview Marketplace

                         Port Washington, New York 11050

                                Attn: Jon Grisham

              Telephone requests may be directed to (516) 767-8830.

        This prospectus is part of a registration statement we filed with the SEC. You should rely only on the information or representations provided in this prospectus. We have authorized no one to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of the document.

        Statements contained in this prospectus as to the contents of any contract or document are not necessarily complete and in each instance reference is made to the copy of that contract or document filed as an exhibit to the registration statement or as an exhibit to another filing, each such statement being qualified in all respects by such reference and the exhibits and schedules thereto.

================================================================================



                                   $75,000,000


                               ACADIA REALTY TRUST


                            -------------------------


                                   Prospectus


                            -------------------------





                                  ______, 2003



================================================================================

                                    PART II.
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14     OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

      The estimated expenses in connection with the offering are as follows:

      Securities and Exchange Commission registration fee......... $    6,067.50
      Accounting fees and expenses................................      5,000.00
      Legal fees and expenses.....................................     15,000.00
      Miscellaneous...............................................      1,000.00
                                                                   -------------
            TOTAL................................................. $   27,067.50
                                                                   =============


ITEM 15     INDEMNIFICATION OF TRUSTEES AND OFFICERS.

      Our bylaws and declaration of trust authorize our Company, to the extent permitted under Maryland law, to indemnify its trustees and officers in their capacity as such. Section 8-301(15) of the Maryland General Corporation Law ("MGCL") permits a Maryland REIT to indemnify or advance expenses to trustees and officers to the same extent as is permitted for directors and officers of a Maryland corporation under the MGCL. The MGCL requires a Maryland corporation (unless its charter provides otherwise, which our declaration of trust does not) to indemnify a director or officer who has been successful, on the merits or otherwise, in the defense of any proceeding to which he is made a party by reason of his service in that capacity. The MGCL permits a Maryland corporation to indemnify its present and former directors and officers, among others, against judgments, penalties, fines, settlements and reasonable expenses actually incurred by them in connection with any proceeding to which they may be made a party by reason of their service in those or other capacities unless it is established that (a) the act or omission of the director or officer was material to the matter giving rise to the proceeding and (i) was committed in bad faith or (ii) was the result of active and deliberate dishonesty, (b) the director or officer actually received an improper personal benefit in money, property or services or (c) in the case of any criminal proceeding, the director or officer had reasonable cause to believe that the act or omission was unlawful. However, a Maryland corporation may not indemnify for an adverse judgment in a suit by or in the right of the corporation or for a judgment of liability on the basis that a personal benefit was improperly received, unless in either case a court orders indemnification and then only for expenses. In addition, the MGCL permits a corporation to advance reasonable expenses to a director or officer upon the corporation's receipt of a written affirmation by the director or officer of his or her good faith belief that he or she has met the standard of conduct necessary for indemnification by the corporation and a written undertaking by such director or officer on his or her behalf to repay the amount paid or reimbursed by the corporation if it shall ultimately be determined that the standard of conduct was not met.

      Our bylaws also permit our Company, subject to the approval of our board of trustees, to indemnify and advance expenses to any person who served as a predecessor of our Company in any of the capacities described above and to any employee or agent of our Company or a predecessor of our Company.

      In addition to the above, our Company has purchased and maintains insurance on behalf of all of its trustees and executive officers against liability asserted against or incurred by them in their official capacities with our Company, whether or not our Company is required or has the power to indemnify them against the same liability.

Item 16.    Exhibits.


1.1       Underwriting Agreement                              To be filed by amendment

4.1       Specimen Share Certificate                          Filed herewith

5.1       Opinion  of   Berliner,   Corcoran  &  Rowe         Filed herewith
          L.L.P.   regarding   the  legality  of  the
          securities being registered

8.1       Opinion  of  Paul,  Hastings,   Janofsky  &         Filed herewith
          Walker LLP regarding certain tax matters

12.1      Statement  regarding  computation of Ratios         Filed herewith
          of Earnings to Fixed Charges

23.1      Consent  of   Berliner,   Corcoran  &  Rowe         Filed herewith
          L.L.P. (included in Exhibit 5.1)

23.2      Consent  of  Paul,  Hastings,   Janofsky  &         Filed herewith
          Walker LLP (included in Exhibit 8.1)

23.3      Consent  of Ernst & Young  LLP  (New  York,         Filed herewith
          New York)

24.1      Power of Attorney  (included  on  signature         Filed herewith
          page hereto)


Item 17.    Undertakings.

    The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high and of the estimated maximum offering range may be reflected in the form of a prospectus pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offering therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question as to whether such indemnification by it is against public policy as expressed in the act, and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, Acadia Realty Trust certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Port Washington, State of New York, on this 24th day of April, 2003.


                            ACADIA REALTY TRUST
                            A Maryland real estate investment trust (registrant)

                            By:   /s/ Kenneth F. Bernstein
                                  ------------------------
                                  Name:  Kenneth F. Bernstein
                                  Title: Chief Executive Officer


                                POWER OF ATTORNEY

      Each person whose signature appears below hereby constitutes and appoints [Kenneth F. Bernstein] and [Robert Masters], and each or either of them, his true and lawful attorney-in-fact with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement (or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933) and to cause the same to be filed, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby granting to said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite or desirable to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all acts and things that said attorneys-in-fact and agents, or either of them, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


Signature                      Title                           Date
---------                      -----                           ----

/s/ Kenneth F. Bernstein       Chief Executive Officer,        April 24, 2003
------------------------       President and Trustee
Kenneth F. Bernstein           (Principal Executive Officer)

/s/ Michael Nelsen             Senior Vice President and       April 24, 2003
------------------             Chief Financial Officer
Michael Nelsen                 (Principal Financial and
                               Accounting Officer)

/s/ Ross Dworman               Chairman and Trustee            April 24, 2003
----------------
Ross Dworman

/s/ Martin L. Edelman          Trustee                         April 24, 2003
---------------------
Martin L. Edelman

/s/ Alan S. Forman             Trustee                         April 24, 2003
------------------
Alan S. Forman

/s/ Marvin L. Levine           Trustee                         April 24, 2003
--------------------
Marvin L. Levine

/s/ Lawrence J. Longua         Trustee                         April 24, 2003
----------------------
Lawrence J. Longua

/s/ Gregory White              Trustee                         April 24, 2003
-----------------
Gregory White

/s/ Lee S. Wielansky           Trustee                         April 24, 2003
--------------------
Lee S. Wielansky

                                  EXHIBIT INDEX


Exhibit No.             Description
-----------             -----------


1.1               Underwriting Agreement

4.1*              Specimen Share Certificate

5.1*              Opinion  of   Berliner,   Corcoran  &  Rowe
                  L.L.P.   regarding   the  legality  of  the
                  securities being registered

8.1*              Opinion  of  Paul,  Hastings,   Janofsky  &
                  Walker LLP regarding certain tax matters

12.1* Statement regarding computation of Ratios of Earnings to Fixed Charges

23.1*             Consent  of   Berliner,   Corcoran  &  Rowe
                  L.L.P. (included in Exhibit 5.1)

23.2*             Consent  of  Paul,  Hastings,   Janofsky  &
                  Walker LLP (included in Exhibit 8.1)

23.3*             Consent  of Ernst & Young  LLP  (New  York,
                  New York)

24.1* Power of Attorney (included on signature page hereto)


------------------------
* Filed herewith